CONFIDENTIAL

Non-Exclusive License Agreement

This agreement (the “Agreement”) is by and between Max-Planck-Innovation GmbH, a German corporation having a principal place of business at Marstallstr. 8, 80539 Muenchen, Germany (“MI”), and Rosetta Genomics Ltd., an Israeli corporation having a principal place of business at 10 Plaut Street, Science Park, Rehovot 76706, Israel (“COMPANY”). This Agreement will become effective on December 22, 2006 (the “Effective Date”).

BACKGROUND

Max-Planck-Gesellschaft zur Foerderung der Wissenschaften e.V. ("MPG"), a German non-profit research organisation, has rights to certain intellectual property developed by Dr. Thomas Tuschl during his employment with MPG relating to microRNA sequences (internal file No. GI 2916 ZJE). MPG has filed certain MPG Patent Rights (as later defined herein) relating to such microRNA sequences. MPG has authorized MI, its technology transfer agency, to act as its sole agent for patenting and licensing the MPG Patent Rights, and to sign this Agreement in MI's own name.

COMPANY desires to obtain a non-exclusive license under the MPG Patent Rights to manufacture and sell research products for research purposes to its customers, and to use such research products in COMPANY's services provided for its customers. Furthermore, COMPANY intends to grant sublicenses under the MPG Patent Rights to third parties, as part of COMPANY's licensing package relating to microRNA technology.

In consideration of the mutual obligations contained in this Agreement, and intending to be legally bound, the parties agree as follows:

1.	LICENSE

1.1	Definitions.

The term “MPG Patent Rights” means all patent rights filed by MPG represented by or issuing from: (a) national or regional patent applications claiming priority from and directed to the same subject matter as the patent applications listed in Exhibit A; (b) any continuation, divisional and re-issue applications of (a); and (c) any foreign counterparts and extensions of (a) or (b).

The term “Field Of Use” means the sale and use of Licensed Products as research products for research purposes, including use of such products in the provision of research services to third parties. Specifically excluded from the Field of Use is any use for diagnostic or therapeutic purposes, whether said use is in vivo or in vitro, and any use in humans, for whatever purpose. Further, specifically excluded from the Field of Use is any sale and use of Licensed Products, or performance and sale of Licensed Services, that contain or use locked nucleic acids (LNAs). For the purpose of this definition, the term "use for diagnostic purposes" shall include, without limitation, (i) clinical research where the medical management of a human is involved; (ii) products or services that are designated and regulated by the FDA as in vitro diagnostic tests or analyte specific reagents, and (iii) human samples tracking, testing or quality controlling in a clinical laboratory, the results of which are sent to medical institutions or other laboratory labs, and are not used as part of research and development of products.

The term “Valid Claim” shall mean a claim in an issued patent within the MPG Patent Rights (a) that has not lapsed, or (b) that has not been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken, or (c) that has not been abandoned.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 1 of 13

CONFIDENTIAL

The term “Pending Claim” shall mean a claim in a patent application within the MPG Patent Rights that has not been pending for more than 8 years after the Effective Date and that has not been (a) abandoned and not continued; or (b) finally rejected by an appropriate administrative agency or court of competent jurisdiction from which no appeal can be or is taken.

The term “Licensed Products” means any product (i) that, or the manufacture, use or sale of which, in the absence of this Agreement, would infringe at least one Valid Claim or Pending Claim of the MPG Patent Rights, or (ii) that uses a process or machine covered by a Valid Claim or Pending Claim of the MPG Patent Rights.

The term “Licensed Services” shall mean any service, the performance or sale of which (i) in the absence of this Agreement, would infringe at least one Valid Claim or Pending Claim of the MPG Patent Rights, or (ii) uses a Licensed Product or a process or machine covered by a Valid Claim or Pending Claim of MPG Patent Rights.

The term “Sale” means any bona fide first commercial sale at arms length transaction between COMPANY (or its Sales Partners or Sublicensees) and an independent third party (end user or distributors that are not Sales Partners) for which consideration is received by COMPANY (or its Sales Partners or Sublicensees) for the sale, use, lease, transfer or other disposition of a Licensed Product or a Licensed Service, and a Sale is deemed completed at the time that COMPANY (or its Sales Partners or Sublicensees) sends its invoice for a Licensed Product or Licensed Service.

The term “Net Sales” means the gross amounts invoiced by COMPANY (or its Sales Partners or Sublicensees) as consideration for, or fair market value attributable to, each Sale, less Qualifying Costs directly attributable to a Sale and actually borne by COMPANY (or its Sales Partners or Sublicensees). For purposes of determining Net Sales, the term “fair market value” means the cash consideration that COMPANY (or its Sales Partners or Sublicensees) would realize from an unrelated buyer in an arms length sale of an identical item sold in the same quantity and at the time and place of the transaction. Specifically, regarding Licensed Services, Net Sales shall mean any Licensed Products used in Licensed Services, where such Licensed Products should be valued at fair market value. Net Sales shall not include transfers or other distributions or dispositions of Products at no charge for academic research. For the avoidance of doubt, in the event of a Sale between COMPANY (or its Sales Partners or Sublicensees) and distributors (that are not Sales Partners), the amount invoiced by COMPANY (or its Sales Partners or Sublicensees) to such distributors upon Sale (and not the amount invoiced by such distributors to an independent third party upon further resale) shall be regarded as Net Sales of such Licensed Products or Licensed Services.

The term "Sales Partners" means any third party authorized by COMPANY (or its Sublicensees) by any kind of agreement to market, promote, distribute or sell, or otherwise dispose of, Licensed Products or Licensed Services, if such Sales Partner does not purchase Licensed Products or Licensed Services from COMPANY (or its Sublicensees) in a Sale transaction, i.e. if the relation between COMPANY (or its Sublicensees) and the Sales Partner is not a pure seller-buyer relationship, e.g. if the agreement between COMPANY (or its Sublicensees) and the Sales Partner provides for an obligation to share costs or revenues, or a reporting obligation, or responsibility for sales and/or marketing efforts in a country.

The term "Sublicensees" means any third party that is granted a sublicense to the MPG Patent Rights by COMPANY in accordance with Section 1.3 below.

The term “Qualifying Costs” means: (a) customary discounts in the trade for quantity purchased, prompt payment or wholesalers and distributors to the extent actually allowed and taken (b) recalls, credits or refunds for claims or returns that do not exceed the original invoice amount; (c) to the extent separately stated on the document of sale, prepaid outbound transportation expenses and transportation insurance premiums; (d) to the extent separately stated on the document of sale, custom duties, sales and use taxes and other fees imposed by a governmental agency; and (e) amounts that, despite best efforts of COMPANY, are finally and actually uncollectible.

The term ”6-months period” means each six-months period beginning on January 1st, and July 1st.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 2 of 13

CONFIDENTIAL

1.2	License Grant.

MI grants to COMPANY, and COMPANY hereby accepts, a worldwide non-exclusive license under the MPG Patent Rights to make, have made, use, import, sell, have sold and offer for sale Licensed Products and Licensed Services in the Field of Use during the Term (as defined in Section 5.1).

1.3	Sublicenses

COMPANY shall have the right to grant sublicenses to the rights granted to it under Section 1.2 to third parties only if the intended sublicense also includes a license to substantial intellectual property rights (e.g. patents that cover other microRNAs) owned by COMPANY in the field of "microRNAs".

Each sublicense granted under this Agreement shall be subject and subordinate to, and be consistent with, the terms and conditions of this Agreement.

Within [***] after the signature of each sublicense granted under this Agreement, COMPANY shall provide MI with a copy of the signed sublicense agreement.

1.4	Most Favored Licensee

If, before or after the Effective Date, MI grants other licenses under the MPG Patents to third parties in the Field of Use (as applicable, the “Other Research Licenses” or the "Other Research Licensees") under substantially more favorable economic terms as a whole than those in this Agreement, then MI will notify COMPANY of such Other Research Licenses granted. The notice will include all material terms and conditions of such Other Research Licenses, including duration, field, territory, audit rights, right to sublicense, right to administer, prosecute and enforce patents, and all license fees (e.g. initial payment, maintenance fees, royalty rates, sublicense fees). Whether the economic terms of the Other Research Licenses are substantially more favorable or not shall be mutually determined by COMPANY and MI. In the event that COMPANY elects to take all fees and royalty rates, and all material terms and conditions of such Other Research License, all fees and royalty rates, and all material terms and conditions of such Other Research License shall apply as a whole to COMPANY upon the date COMPANY provides MI with its written notice of such election.

COMPANY acknowledges and agrees that MI may provide a copy of this Agreement to any Other Research Licensee upon request of such Other Research Licensee.

This Section 1.4 shall not apply to (i) the settlement of a lawsuit or other dispute between MI and a third party (including Other Research Licensees) with respect to past infringements of the MPG Patent Rights, and (ii) any license granted by MI to any scientific or other non-profit research organizations.

2	FEES AND ROYALTIES

2.1	License Initiation Fee.

COMPANY shall pay to MI, within 30 days after the Effective Date, a license initiation fee of Twenty-Thousand Euro (EUR 20,000).

2.2	Annual Maintenance Fees.

COMPANY shall pay to MI, commencing on January 1st, 2007, and on each Jannuary 1st thereafter, an annual maintenance fee of [***] Euro (EUR [***]). COMPANY’s actual earned royalties payable to MI under Section 2.3 may be credited against this annual maintenance fee for the same calendar year. In the event of expiration or termination of this Agreement, COMPANY shall pay to MI the balance due to MI of the pro-rata (determined monthly) share of such annual maintenance fee for the calendar year in which this Agreement expires or is terminated.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 3 of 13

CONFIDENTIAL

2.3	Earned Royalties.

COMPANY shall pay to MI the following royalties on Net Sales of Licensed Products and Licensed Services:

(a) in the event of a Sale by COMPANY (or its Sales Partners) to end users:
[***]% ([***] percent); and

b) in the event of a Sale by COMPANY (or its Sales Partners) to distributors (that are not Sales Partners): [***]% ([***] percent).

There shall be no royalties or imputed revenues from promotional free samples, free goods, or other marketing programs whereby Licensed Products and/or Licensed Services are provided free of charge to induce sales.

In the event of an overpayment of earned royalties, COMPANY may credit the overpaid amount with future earned royalties.

2.4	Sublicense Revenues; Management Fee

If COMPANY grants a sublicense, the financial terms of Sections 2.1, 2.2 and 2.3 will be reached through to the Sublicensee, which means that:

(i) COMPANY shall pay to MI, within [***] days after the effective date of the sublicense agreement, a license initiation fee of [***] Euro (EUR [***]), and

(ii) COMPANY shall pay to MI, commencing on the first January 1st following the effective date of the sublicense agreement, and on each Jannuary 1st thereafter, an annual maintenance fee of [***] Euro (EUR [***]). Sublicensee’s actual earned royalties payable by COMPANY to MI under subsection (iii) below may be credited against this annual maintenance fee for the same calendar year, and

(iii) COMPANY shall pay to MI the following royalties on Net Sales of Licensed Products and Licensed Services:

(a) in the event of a Sale by Sublicensee (or its Sales Partners) to end users: [***]% ([***] percent),; and

(b) in the event of a Sale by Sublicensee (or its Sales Partners) to distributors (that are not Sales Partners): [***]% ([***] percent).

If the Sublicensee sells Combination Products (as defined in Section 2.6), then Section 2.6 below shall apply accordingly.

COMPANY may deduct, prior to the remittance of royalties due and payable to MI under this subsection (iii), a service fee of [***]% ([***] percent) from such royalties.

2.5	Stacking Protection.

If COMPANY is a party to a license agreement with any third party, which license is employed in connection with the MPG Patent Rights for the manufacture, use and/or sale of a Licensed Product, or the performance and/or sale of a Licensed Service, COMPANY may reduce, on a product-by-product, service-by-service and country-by-country basis, the royalty rate in Section 2.3 by [***]% for each [***]% of royalty rate actually paid to such third party; provided, however, that in no event will the royalty rate otherwise due to MI be reduced by the application of this Section 2.5 to less than [***]%. If such other license includes a royalty stacking provision of like intent to this Section 2.5, the royalty rate reduction provided for in this Section 2.5 will be calculated on a pro-rata basis.

2.6	Payments Related to Combination Products.

In the event that a Licensed Product is sold by COMPANY in a combination product form with one or more other biologically active product components (validated other microRNAs) which are not Licensed Products (the "Combination Product"), then Net Sales, for purposes of determining royalty payments on the Combination Product, shall be calculated by multiplying the Net Sales of the Combination Product by the Royalty Base Factor. The term “Royalty Base Factor” means, in any given Combination Product, [***].

2.7	Minimum Royalty Floors

MI and COMPANY agree that the royalty rate due to MI shall not be reduced -by the application of Section 2.6 or by the application of Section 2.6 together with Section 2.5- to less than a minimum royalty rate of [***]% of the Net Sales of any Combination Product.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 4 of 13

CONFIDENTIAL

In the event that after the Effective Date, COMPANY becomes a party to license agreements with one or more third parties, which licenses contribute certain biologically validated microRNAs to the Combination Product, and such third party license agreements also include minimum royalty floors of [***]% or more for combination products, and the application of the [***]% minimum royalty floor owed to MI, together with the minimum royalty floors of [***]% or more owed to the third party licensors, would exeed an aggregate minimum royalty floor of [***]% for a certain Combination Product, then the minimum royalty rate payable to MI for such Combination Product will be reduced pro rata, together with all third party minimum royalty rates of [***]% or more, in order to reduce the maximum aggregate minimum royalty rate to [***]% for that certain Combination Product. No minimum royalty reduction for a certain Combination Product will apply unless all third party licensors for that certain Combination Product agree to their respective pro rata minimum royalty reductions. (Example: a Combination Product contains microRNAs covered by the MPG Patent Rights, and microRNAs of a third party. The minimum royalty floor applicable to such third party microRNAs amounts to [***]%, which leads to an aggregate minimum royalty floor of [***]%. In order not to exceed the maximum aggregate minimum royalty rate of [***]%, the respective pro rata reduction will be [***]%, which leads to a minimum royalty floor owed to MI of [***]%, and owed to such third party of [***]%).

Notwithstanding the foregoing, in no event shall the minimum royalty rate due to MI under this Agreement for any Combination Product be reduced to less than [***]% of the Net Sales of any such Combination Product.

3	REPORTS AND PAYMENTS

3.1	Progress Report

COMPANY shall use all commercial reasonable efforts, including appropriate advertisement, to commercialize Licensed Products and Licensed Services, by itself and by granting sublicenses, at the earliest commercially practicable date. COMPANY shall provide MI, on each January 1st following the Effective Date, with a written report showing in sufficient detail, on a product-by-product, service-by-service and country-by-country basis, if and to what extent COMPANY and its Sublicensees have been able to develop and to commercialize Licensed Products and Licensed Services during the immediately preceding calendar year. The report shall also contain a discussion of intended development and commercialisation and sublicensing efforts for the calendar year in which the report is submitted. Provided however that such any discussion of intended activities shall be a predicted estimate of the Company only, and shall not bind the Company to act according to such report by any means whatsoever.

3.2	Royalty Reports.

Commencing with the first Sale of a Licensed Product or Licensed Service, COMPANY shall, within sixty (60) days after the end of each 6-months period, deliver to MI a report, certified by the chief financial officer of COMPANY, detailing on a country-by-country, product-by-product and service-by-service basis, and distinguishing between COMPANY and its Sublicensees, the calculation of all royalties and fees due to MI for such 6-months period. The report will include, at a minimum: (a) the number of Licensed Products involved in Sales of Licensed Products and used in Licensed Services; (b) gross consideration invoiced or billed in the 6-months period; (c) Qualifying Costs, listed by category of cost; (d) the resulting Net Sales; (e) royalties and fees owed to MI; and (f) any applicable credits resulting from royalty credits.

3.3	Payments.

COMPANY shall pay all royalties due to MI under Section 2.3 and 2.4 (iii) within sixty (60) days after the end of the 6-months period in which the royalties or fees accrue.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 5 of 13

CONFIDENTIAL

3.4	Records.

COMPANY shall maintain, and shall cause its Sublicensees to maintain, complete and accurate books and records to verify Sales, Net Sales, and all of the royalties, fees, and other payments payable under this Agreement. The records for each 6-months period will be maintained for at least [***] after submission of the applicable report required under Section 3.2.

3.5	Audit Rights.

Upon reasonable prior written notice to COMPANY, COMPANY will provide access to accountants appointed by MI, to all of the books and records required by Section 3.4 to conduct a review or audit of Sales, Net Sales, and all of the royalties, fees, and other payments payable under this Agreement. Access will be made available: (a) during normal business hours; (b) in a manner reasonably designed to facilitate MI’s review or audit without unreasonable disruption to COMPANY’s business; and (c) no more than once each calendar year during the Term and for a period of [***] years thereafter. COMPANY will promptly pay to MI the amount of any underpayment determined by the review or audit plus accrued interest. If the review or audit determines that COMPANY has underpaid any royalty payment by five percent ([***]%) or more, then COMPANY will also promptly pay any reasonable costs and expenses of MI appointed accountants in connection with the review or audit.

3.6	Currency.

All amounts referred to in this Agreement are expressed in Euro. All payments will be made in Euro. If COMPANY receives payment from a third party in a currency other than Euro for which a royalty or fee is owed under this Agreement, then (a) the payment will be converted into Euro at the conversion rate for the foreign currency as published in the eastern edition of the Wall Street Journal as of the last business day of the 6-months-period in which the payment was received by COMPANY, and (b) the conversion computation will be documented by COMPANY in the applicable report delivered to MI under Section 3.2.

3.7	Place of Payment.

All payments by COMPANY are payable to "Max-Planck-Innovation GmbH" and will be made to the following address:

[***]
[***]
[***]

[***]
[***]
[***]
[***]

3.8	Interest.

All amounts that are not paid by COMPANY when due will accrue interest from the date due until paid at a rate equal to [***] percent ([***]%) per month (or the maximum allowed by law, if less).

3.9	No Refund.

All payments made by COMPANY under this Agreement are non-refundable and, except as set forth in Section 2.2 and 2.3, non-creditable against each other. This Section 3.9 shall apply, without limitation, in the event this Agreement is terminated prematurely in accordance with the termination provisions of this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 6 of 13

CONFIDENTIAL

3.10	Taxes

MI alone shall be responsible for paying any and all taxes (other than withholding taxes or deduction of tax at source or value added tax required by applicable law to be paid by COMPANY) levied on it by applicable law with respect to any payments it receives from COMPANY under this Agreement. The Parties shall use all reasonable and legal effort to reduce tax withholding on payments made to MI hereunder. Notwithstanding such efforts, if COMPANY concludes that tax withholdings under the laws of any country are required with respect to payments to MI, COMPANY shall withhold the required amount and pay it to the appropriate governmental authority. In such a case COMPANY will promptly provide MI with the original receipts or other evidence reasonably desirable and sufficient to all MI to document such tax withholding adequately for purposes of claiming foreign tax credits and similar benefits.

4	CONFIDENTIALITY

4.1	MI’s Confidential Information.

The term “Confidential Information” includes the terms and conditions of this Agreement, and all technical information, inventions, developments, discoveries, software, know-how, methods, techniques, formulae, data, processes, and other proprietary ideas, whether or not patentable, that MI identifies as confidential or proprietary at the time it is delivered or communicated to COMPANY under this Agreement.

4.2	COMPANY’s Obligation.

COMPANY will maintain in confidence and not disclose to any third party any Confidential Information. COMPANY will use the Confidential Information only for the purposes of this Agreement. COMPANY will ensure that COMPANY’s employees have access to Confidential Information only on a need to know basis and are obligated in writing to abide by COMPANY’s obligations under this Agreement. The obligations under this Section 4.2 will not apply to: (a) information that is known to COMPANY or independently developed by COMPANY prior to the time of disclosure, in each case, to the extent evidenced by written records promptly disclosed by COMPANY to MI upon receipt of the Confidential Information; (b) information that is disclosed to COMPANY by a third party that has the right to make such disclosure; (c) information that becomes patented, published or otherwise part of the public domain as a result of acts by MI or a third party obtaining such information as a matter of right; or (d) information that is required to be disclosed by law, order of relevant governmental authority or a court of competent jurisdiction, provided that COMPANY must use its best efforts to obtain confidential treatment of such information by such agency or court.

4.3	Disclaimer.

MI is not obligated to accept any confidential information from COMPANY, except for the reports required by Sections 3.1 and 3.2, and sublicense agreements provided to MI pursuant to Section 1.3. MI will use its best efforts not to disclose to any third party outside of MI , the terms of this agreement, the terms of any sublicense agreement provided to MI pursuant to section 1.3, and any Confidential Information of COMPANY contained in those reports, subject to exceptions analogous to those contained in Section 4.2 (a) - (d) above. MI bears no institutional responsibility for maintaining the confidentiality of any other information of COMPANY. COMPANY may elect to enter into confidentiality agreements with individual scientists at MPG that comply with MI’s internal policies.

5	TERM AND TERMINATION

5.1	Term.

This Agreement will commence on the Effective Date. It will terminate upon the later of (i) expiration or abandonment of the last patent to expire or become abandoned of the MPG Patent Rights; or (ii) if no patent ever issues from the MPG Patent Rights, ten (10) years after the first commercial sale of the first Licensed Product, unless earlier terminated according to the provisions of this Agreement (as the case may be, the “Term”).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 7 of 13

CONFIDENTIAL

5.2	Early Termination by COMPANY.

COMPANY may terminate this Agreement at any time upon sixty (60) days prior written notice to MI after paying all amounts owed to MI under this Agreement through the date of termination.

5.3	Early Termination by MI.

MI may terminate this Agreement immediately upon written notice to COMPANY if (a) COMPANY fails to pay to MI any amounts owed under this Agreement, and fails to make such payments within [***] after receiving written notice of such failure; or (b) COMPANY materially breaches this Agreement and does not cure the breach within [***] after written notice of the breach.

5.4	Effect of Termination.

Upon the termination of this Agreement for any reason (a) the licenses granted to COMPANY terminate; (b) COMPANY will pay to MI all amounts owed to MI through the date of termination under this Agreement; (c) COMPANY will, at MI’s request, return to MI all Confidential Information and provide to MI copies of all non-confidential data generated by COMPANY during the Term that will facilitate the further development of the technology licensed under this Agreement; and (d) in the case of termination under Section 5.3, all duties of MI and all rights (but not duties) of COMPANY under this Agreement immediately terminate without further action required by either MI or COMPANY.

5.5	Survival.

COMPANY’s obligation to pay all amounts owed to MI under this Agreement will survive the termination of this Agreement for any reason. Articles 4, 5, 8, 9 and Section 11.10 will survive the termination of this Agreement for any reason in accordance with their respective terms. Articles 3 and 6 will survive the termination of this Agreement for any reason for a period of 6 months.

6	PATENT MAINTENANCE

6.1	Patent Maintenance.

MI shall, in its sole discretion and at its own cost and expense, control the filing, prosecution, maintenance and abandonment of any and all patents and patent applications within the MPG Patent Rights. MI shall use reasonable efforts to apply for and seek issuance of patents in the following countries: United States of America, Canada, Germany, United Kingdom, France, Switzerland, Australia, and Japan. Upon COMPANY’s request, COMPANY will be copied on, and allowed to comment upon, all substantive issues in the course of the patent prosecution.

7	PATENT INFRINGEMENT

7.1	Prosecution.

If during the term of this Agreement COMPANY learns of facts which may constitute a third party infringement of the MPG Patent Rights, COMPANY shall promptly notify MI in writing. In such event, MI may elect, in its sole discretion, but is not obligated, to pursue the third party infringer at its sole cost and expense.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 8 of 13

CONFIDENTIAL

8	DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITIES;

8.1	Warranty of the Parties

MI and COMPANY each represent that as of the Effective Date, they have the legal right and authority to enter into this Agreement, and to perform all obligations hereunder. MI further represents that, to the best of its knowledge as of the Effective Date, (i) MI is the exclusive licensor of the entire right, title and interest in and to the MPG Patent Rights, and (ii) MI has the full right to grant to COMPANY rights under the MPG Patent Rights as set forth in this Agreement.

8.2	No Further MI Warranties.

Except as set forth in Section 8.1, MI AND MPG MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND CONCERNING THE MPG PATENT RIGHTS, EXPRESS OR IMPLIED, AND THE ABSENCE OF ANY LEGAL OR ACTUAL DEFECTS, WHETHER OR NOT DISCOVERABLE. Specifically, and not to limit the foregoing, MI and MPG make no warranty or representation (i) regarding the merchantability or fitness for a particular purpose of the MPG Patent Rights, the Licensed Services and Licensed Products, (ii) regarding the patentability, validity or scope of the MPG Patent Rights, (iii) that the use and commercialization of the MPG Patent Rights, the Licensed Services and Licensed Products will not infringe any patents or other intellectual property rights of a third party, and (iv) that the use and commercialization of the MPG Patent Rights, the Licensed Services and Licensed Products will not cause any damages of any kind to COMPANY or to any third party.

8.3	Limitation of Liability.

EXCEPT WITH RESPECT TO A BREACH OF ARTICLE 4, IN NO EVENT SHALL EITHER PARTY BE LIABLE HEREUNDER TO THE OTHER PARTY, OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING FROM THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

9	INDEMNIFICATION

9.1	By COMPANY.

COMPANY shall indemnify, defend, and hold harmless MI, MPG and their trustees, officers, faculty, students, employees, and agents and their respective successors, heirs and assigns (collectively the “Indemnitees”), against any and all claims, suits, actions (including, without limitation, actions in the form of tort, warranty, or strict liability and regardless of whether such actions has any factual basis), demands, judgments, liabilities losses, damages, costs, fees or expenses (collectively, the “Claims”) incurred by or imposed upon any of the Indemnitees by a third party resulting from or arising out of (i) any use of MPG Patent Rights by COMPANY or (ii) any development, manufacture, performance, use or sale of Licensed Products or COMPANY Licenses Services by COMPANY, or (iii) any third party use of any such Licensed Products or Licensed Services.

9.2	Non-use of Names.

Unless required to do so by law, order of relevant governmental authority or a court of competent jurisdiction, COMPANY is not allowed to use the name “Max Planck Institute”, “Max Planck Society”, “Max-Planck-Innovation” or any variation, adaptation, or abbreviation thereof, or of any of its trustees, officers, faculty, students, employees, or agents in any promotional material or other public announcement or disclosure without the prior written consent of MI or, in the case of an individual, the consent of that individual.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 9 of 13

CONFIDENTIAL

9.3	Procedure.

All indemnification obligations under this Article 9 shall be subject to the following requirements: (a) the indemnified party shall provide the indemnifying party with prompt written notice of any claim; (b) the indemnified party shall permit the indemnifying party to assume and control the defense of any action provided, however, that the indemnified party shall have the right to retain its own counsel, at the expense of the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate because of an actual conflict of interest between the indemnified party and such counsel; and (c) the indemnified party shall not make any admissions, or enter into any settlement or compromise of any claim without the indemnifying party’s prior written consent. In addition, the indemnified party may, at its own expense, participate in its defense of any claim.

9.4	Other Provisions.

COMPANY will not settle or compromise any Claims that imposes any restrictions on MI, or grants any rights to the MPG Patent Rights or the Licensed Products, without MI’s prior written consent. The indemnification rights of the indemnified party under this Article 9 are in addition to all other rights that an indemnified party may have at law, in equity or otherwise.

10	INSURANCE

10.1	Coverages.

COMPANY will procure and maintain insurance policies for the following coverages with respect to personal injury, bodily injury and property damage arising out of COMPANY’s performance during the Term under this Agreement: Comprehensive general liability, including broad form and contractual and product liability, in a minimum amount of EUR [***] per incident. MI may review periodically the adequacy of the minimum amounts of insurance for each coverage required by this Section 10.1, and MI reserves the right to require COMPANY to adjust the limits accordingly. The required minimum amounts of insurance do not constitute a limitation on COMPANY’s liability or indemnification obligations to MI under this Agreement.

11	ADDITIONAL PROVISIONS

11.1	Independent Contractors.

The parties are independent contractors. Nothing contained in this Agreement is intended to create an agency, partnership or joint venture between the parties. At no time will either party make commitments or incur any charges or expenses for or on behalf of the other party.

11.2	Compliance with Laws.

COMPANY must comply with all prevailing laws, rules and regulations that apply to its activities or obligations under this Agreement.

11.3	Modification, Waiver and Remedies.

This Agreement may only be modified by a written amendment that is executed by an authorized representative of each party. Any waiver must be express and in writing. No waiver by either party of a breach by the other party will constitute a waiver of any different or succeeding breach. Unless otherwise specified, all remedies are cumulative.

11.4	Assignment.

Neither party may assign this Agreement in whole or in part to a third party without the prior written consent of the other party, except that each party may assign the Agreement to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that part of its business interest to which this Agreement applies, provided that such assignee assumes in writing all of the obligations governing the assignor herein.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 10 of 13

CONFIDENTIAL

11.5	Notices.

Any notice or other required communication (each, a "Notice") must be in writing, addressed to the party’s respective Notice Address listed on the signature page, and delivered: (a) personally; (b) by certified mail, postage prepaid, return receipt requested; (c) by recognized overnight courier service, charges prepaid; or (d) by facsimile. A Notice will be deemed received: if delivered personally, on the date of delivery; if mailed, five (5) days after deposit in the United States mail; if sent via courier, one (1) business day after deposit with the courier service; or if sent via facsimile, upon receipt of confirmation of transmission.

11.6	Severability and Reformation.

If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement will remain in full force and effect. Such invalid or unenforceable provision will be automatically revised to be a valid or enforceable provision that comes as close as permitted by law to the parties' original intent.

11.7	Headings and Counterparts.

The headings of the articles and sections included in this Agreement are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, all of which taken together will constitute the same instrument.

11.8	Governing Law.

This Agreement will be governed in accordance with the laws of Germany and the proceedings shall be conducted in English.

11.9	Dispute Resolution.

If a dispute arises between the parties concerning any right or duty under this Agreement, then the parties will confer, as soon as practicable, in an attempt to resolve the dispute by good faith negotiations within [***] after one party has informed the other party in writing of such dispute. If the parties are unable to resolve the dispute amicably, then the parties will submit to the exclusive jurisdiction of, and venue in, Germany, with respect to all disputes arising under this Agreement.

11.10	Integration.

This Agreement, together with all attached Exhibits, contain the entire agreement between the parties with respect to the MPG Patent Rights and the license granted, and supersede all other oral or written representations, statements, or agreements with respect to such subject matter.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 11 of 13

CONFIDENTIAL

In witness whereof, each party has caused this Agreement to be executed by its duly authorized representative.

Max-Planck-Innovation GmbH		Rosetta Genomics Ltd.

By:	_______________________	By:	_______________________
Name:	Dr. Joern Erselius	Name:	Amir Avniel
Title:	Managing Director	Title:	Chief Executive Officer

Date:	_______________________	Date:	_______________________

Notice Address:		Notice Address:

Max-Planck-Innovation GmbH Marstallstrasse 8 80539 Muenchen Germany Phone: + 49 / 89 / 29 09 19-0 Fax: + 49 / 89 / 29 09 19-99 E-mail: info@max-planck-innovation.de		Rosetta Genomics Ltd. 10 Plaut Street, Science Park, Rehovot 76706 Israel Phone: Fax: +97289484766 E-mail:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 12 of 13

CONFIDENTIAL

EXHIBIT A

(MPG Patent Rights)

MPG Patent Rights shall comprise of the following patents and patent applications filed by MPG entitled "Small expressed RNA molecules (MicroRNA molecules)":

•	[***],
•	[***],
•	[***]
•	[***].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.
Rosetta
Research License GI2916ZJE
Dec. 19, 2006; page 13 of 13